UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 5, 2014

FTE Networks, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada (State of incorporation)	000-31355 (Commission File No.)	81-0438093 (IRS Employee Identification No.)

5495 Bryson Drive, Suite 423

Naples, FL 34109

(Address of principal executive offices, including zip code)

877-878-8136

(Registrant's telephone number, including area code)

Copies to:

Richard A. Friedman, Esq.

Henry Nisser, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(d)    On June 2, 2014, the Board of Directors unanimously voted to elect Mr. John Klumpp to serve as a director of the Company effective immediately. The Company has issued a press release announcing the appointment of Mr. Klumpp, which is attached hereto as Exhibit 99.1.

Mr. Klumpp is not presently slated to serve on a committee of the Board. There also are no arrangements or understandings between Mr. Klumpp and any other persons pursuant to which he was selected as a director. Furthermore, there are no related party transactions to report under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Mr. Klumpp is entitled to receive the following compensation under the Company's standard compensation for non-employee directors:

•	An annual payment of $20,000 for service on the Board (pro-rated for 2014)
•	Eligibility to receive grants of stock options, restricted stock units, and other awards under the Company’s Long-Term Incentive Plan
•	Reimbursement of actual expenses related to meeting attendance

Mr. Klumpp will enter into the Company's standard agreement for Directors, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form Appointment of Director Agreement between Company and Director dated June 2, 2014
99.1	Press Release of FTE Networks, Inc. dated June 5, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTE Networks, Inc.
Date: June 5, 2014	By:	/s/ Michael Palleschi

Michael Palleschi
Chief Executive Officer